===============================================================================
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                                               --------------------------------
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         OPINION RESEARCH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                         OPINION RESEARCH CORPORATION


                                23 Orchard Road
                          Skillman, New Jersey 08558

                           _________________________


                                   NOTICE OF

                                ANNUAL MEETING

                                      AND

                                PROXY STATEMENT

                           _________________________


                        Annual Meeting of Stockholders

                                 May 14, 2002

                         OPINION RESEARCH CORPORATION
                                23 Orchard Road
                          Skillman, New Jersey  08558
                                _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 14, 2002
                                _______________

     The Annual Meeting of Stockholders of Opinion Research Corporation (the "Company") will be held on Tuesday, May 14, 2002 at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, for the following purposes:

     1. To elect two Directors to serve until the 2005 Annual Meeting of Stockholders of the Company and until their respective successors have been duly elected and qualified.

     2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

     3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The close of business on March 15, 2002 was established as the record date for the Meeting. All stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Meeting. The Board of Directors urges you to date, sign and return promptly the enclosed proxy to give voting instructions with respect to your shares of Common Stock. The proxies are solicited by the Board of Directors. The return of the proxy will not affect your right to vote in person if you do attend the Meeting. A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001, is also enclosed.

                              By order of the Board of Directors

                                    DOUGLAS L. COX
                                         Secretary



April 8, 2002

________________________________________________________________________________

                                   IMPORTANT
A Proxy Statement and proxy are submitted herewith. All stockholders are urged to complete and mail the proxy promptly. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the Meeting may personally vote on all matters which are considered, in which event the signed proxy is revoked. It is important that your shares be voted.
________________________________________________________________________________

                         OPINION RESEARCH CORPORATION
                                23 Orchard Road
                          Skillman, New Jersey 08558


                                PROXY STATEMENT


     The enclosed proxy is solicited by the Board of Directors (the "Board of Directors") of Opinion Research Corporation (the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at the Company's headquarters, 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice, and the enclosed proxy are first being mailed to stockholders on or about April 8, 2002.

     The Board of Directors does not intend to bring any matters before the Meeting other than the matters specifically referred to in the foregoing notice, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matters properly come before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. In the absence of instructions, the shares represented at the Meeting by the enclosed proxy will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Shares and Voting Rights

     On March 15, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote 5,898,085 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share is entitled to one vote on each matter.

     Under the Company's by-laws, the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company's Certificate of Incorporation. All other matters require the affirmative vote of a majority of the votes cast at the Meeting.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting of each matter that requires the affirmative vote of a certain percentage of the shares voting on a matter. However, because shares which abstain and shares represented by broker non-votes are nonetheless considered outstanding shares, abstentions and broker non-votes with regards to the proposed amendment to the Company's Certificate of Incorporation will have the same effect as voting "against" the proposal.

Principal Stockholders

     The following table sets forth certain information regarding the holdings of each stockholder who was known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than 5% of the Common Stock and the Company's Series B Preferred Stock (the "Series B Preferred Stock") at the close of business on February 22, 2002. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


                                             Common Stock
                                             ------------

Name and Address                                 Amount          Percent
of Beneficial Owner                        Beneficially Owned    of Class
-------------------                        -------------------   --------

LLR Equity Partners, L.P. (1)(2)                1,956,558         29.47
The Belgravia Building
1811 Chestnut Street, Suite 210
Philadelphia, PA  19103

Gruber & McBaine Capital Management (1)           795,800         13.49
50 Osgood Place
San Francisco, CA  94133

Cannell Capital Management, L.L.C. (1)            650,889         11.04
600 California Street
San Francisco, California 94108

                                       Common Stock
                                       ------------

Name and Address                         Amount          Percent
of Beneficial Owner                Beneficially Owned    of Class
-------------------                ------------------    --------

John F. Short (3)(4)(5)                 538,095            8.78
23 Orchard Road
Skillman, NJ  08558

Allied Capital (1)(6)                   437,029            6.90
1919 Pennsylvania Avenue NW
Washington, DC  20006-3434
__________________________________

(1) Based solely on information provided to the Company by the beneficial owners.

(2) Includes 1,107,665 shares of common stock and 672,274 shares of common stock underlying an exercisable warrant held by LLR Equity Partners, L.P., and 108,393 shares of common stock and 68,226 shares of common stock underlying an exercisable warrant held by LLR Equity Partners Parallel, L.P.

(3) Does not include 49,896 shares of common stock held in trusts for the benefit of the children of Mr. Short. Mr. Short disclaims beneficial ownership of these shares.

(4) Includes 161,625 shares of common stock held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(5) Includes 229,375 shares of common stock subject to options exercisable within 60 days of February 22, 2002 beneficially owned by Mr. Short.

(6) Includes 276,785 and 160,244 shares of common stock underlying exercisable warrants held by Allied Capital Corporation and Allied Investment Corporation, respectively.


                                    Series B Preferred Stock
                                    ------------------------

Name and Address                            Amount              Percent
of Beneficial Owner                   Beneficially Owned        of Class
-------------------                   ------------------        --------

LLR Equity Partners, L.P.                     9                  90.00
The Belgravia Building
1811 Chestnut Street, Suite 210
Philadelphia, PA  19103

LLR Equity Partners Parallel, L.P.            1                  10.00
The Belgravia Building
1811 Chestnut Street, Suite 210
Philadelphia, PA  19103

Security Ownership of Management

     The following table sets forth certain information regarding the Common Stock and the Series B Preferred Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, and each of the Company's four other most highly compensated executive officers in 2001 (the "Named Executive Officers"), and by all directors and executive officers of the Company as a group, at the close of business on February 22, 2002. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.

                                               Amount of                 Amount of Series
   Name of                                    Common Stock     Percent   B Preferred Stock      Percent
Beneficial Owner                           Beneficially Owned  of Class  Beneficially Owned     of Class
----------------                           ------------------  --------  ------------------     --------
John F. Short (1)(2)(3)                           538,095        8.78             0                *

Douglas L. Cox (1)                                130,270        2.19             0                *

Michael T. Errecart                                34,080           *             0                *

Frank J. Quirk                                     23,126           *             0                *

Ruth R. Wolf                                        2,476           *             0                *

Stephen A. Greyser (1)                            126,250        2.10             0                *

Lenard B. Tessler (1)                              40,000           *             0                *

Dale J. Florio (1)                                 19,377           *             0                *

James A. Bulvanoski (1)                             8,254           *             0                *

John J. Gavin (1)                                   8,106           *             0                *

Seth J. Lehr (4)                                1,956,558       29.47            10             100.00

All Directors and Executive
Officers as a Group (15 persons) (5)(6)         3,092,128       43.00            10             100.00

------------------------
*    Denotes less than one percent of applicable class.

(1) Includes options exercisable within 60 days of February 22, 2002 for each of the Named Executive Officers and directors as follows: Mr. Short - 229,375; Mr. Cox - 60,000; Professor Greyser - 113,750; Mr. Tessler - 40,000; Mr. Florio - 15,000; Mr. Bulvanoski - 5,000; Mr. Gavin - 5,000.

(2) Does not include 49,896 shares of common stock held in trusts for the benefit of the children of Mr. Short. Mr. Short disclaims beneficial ownership of these shares.

(3) Includes 161,625 shares of common stock held by Mr. Short as co-trustee of the Company's Retirement Plan, over which Mr. Short has sole voting power.

(4) Includes (a) 1,107,665 shares of common stock, 672,274 shares of common stock underlying an exercisable warrant and 9 shares of Series B Preferred Stock held by LLR Equity Partners, L.P., and (b) 108,393 shares of common stock, 68,226 shares of common stock underlying an exercisable warrant and 1 share of Series B Preferred Stock held by LLR Equity Partners Parallel, L.P. Mr. Lehr is a managing member of LLR Capital, L.L.C. which is the general partner of LLR Capital, L.P. which, in turn, is the general partner of both LLR Equity Partners, L.P. and LLR Equity Partners Parallel, L.P. Mr. Lehr disclaims beneficial ownership of these shares.

(5) The 119,500 shares of common stock beneficially owned by the executive officers of the Company and held pursuant to the Company's Retirement Plan are included only once in the total.

(6) Includes four executive officers who are not among the Named Executive Officers.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of these reports. Based on the Company's review of the reports received by it, the Company believes that all filings required to be made by the Reporting Persons for 2001 were made on a timely basis, except for the following: (i) Lenard B. Tessler filed a Form 4 in April 2001 which included transactions which were reportable on a current Form 4 for February 2001 and filed a Form 4 in March 2002 which included transactions which were reportable on current Forms 4 for March, April and May 2001; (ii) Dr. James Fink was appointed as an executive officer on July 23, 2001 and filed a Form 3 on August 23, 2001; (iii) Nigel Maxfield filed a Form 5 in February 2002 reporting purchases of the Company's stock under the ORC Holdings Ltd. Employee Stock Ownership Plan in June, September, and December 2001 which were reportable on current Forms 4; and (iv) LLR Equity Partners, L.P. and Seth J. Lehr filed Forms 5 in February 2002 with respect to open market purchases by LLR Equity Partners, L.P. in October 2001 which were reportable on current Forms 4 for October 2001.

                            MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table sets forth, for the Company's last three fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Named Executive Officers.

                                                                                      Long-Term Compensation
                                                    Annual Compensation                       Awards
                                             ----------------------------------   ------------------------------
                                                                   Other Annual    Restricted     Shares Subject     All Other
    Name and Principal                       Salary    Bonus       Compensation      Stock          to Options      Compensation
         Position                     Year    ($)       ($)           ($) (1)     Award(s) ($)         (#)             ($) (2)
    ------------------                ----   ------    -----       ------------  -------------    ------------      ------------
John F. Short                         2001  389,667         0         13,696                0                 0        55,559 (3)(4)
Chairman, CEO                         2000  372,115   237,500          1,547                0            90,000        55,556 (3)
and President                         1999  347,692   175,000              0                0                 0        53,283 (3)

Frank J. Quirk *                      2001  248,665    62,600              0                0                 0        10,588
Chairman and CEO                      2000  237,739    66,064              0                0                 0         7,277
Macro International Inc.              1999  148,558    36,563              0                0                 0        10,582

Michael T. Errecart *                 2001  209,838    53,110              0                0                 0        10,558
President                             2000  225,432    66,025              0                0                 0         7,277
Macro International Inc.              1999  141,011    36,517              0                0                 0        10,582

Douglas L. Cox                        2001  222,537         0         43,533                0             1,800         5,100
Executive Vice                        2000  209,692    50,000          4,411                0                 0         5,100
President and Chief                   1999  200,000         0              0                0                 0         2,656
Financial Officer

Ruth R. Wolf                          2001  222,404    75,000              0                0             1,000             0
Chief Executive Officer               2000  157,500         0              0                0                 0             0
ORC ProTel, Inc.                      1999  157,439         0              0                0                 0             0

_____________________

* Mr. Quirk and Mr. Errecart joined the Company in April 1999 with the acquisition of Macro International Inc.

(1) Amounts in this column represent the dollar value of the difference between the price paid by the Named Executive Officer for shares of the Company's Common Stock purchased under the Opinion Research Corporation Stock Purchase Plan for Non-Employee Directors and Designated Employees and Consultants (the "Non-Qualified Plan") and the fair market value of such shares on the date of purchase. The Non-Qualified Plan provides for purchases of the Common Stock at the same percentage discount as is offered to all qualified employees under the Opinion Research Corporation Employee Stock Purchase Plan.

(2) Amounts in this column consist of Company contributions under various profit sharing and retirement plans for each Named Executive Officer.

(3) The Company has an agreement with a trust established for the benefit of the children of Mr. Short whereby the Company pays certain premiums on life insurance policies on Mr. Short, to which the trust is the beneficiary.
     The Company is entitled to the repayment of the premiums paid on these insurance policies upon maturity. The premiums paid on behalf of Mr. Short by the Company were $46,146 in 2001, $46,143 in 2000, and $44,170 in 1999.

(4) Includes Company payments on behalf of the Named Executive Officer of $4,313 to cover the premiums payable on a supplemental disability policy and a $5,100 Company match under the Company's Defined Contribution Plan.

Stock Option Grants During 2001

    The following table contains information concerning the grant of stock options to the Named Executive Officers. The Company does not have any plans pursuant to which stock appreciation rights ("SARs") may be granted.

                                                             Option Grants in 2001
                                                             ---------------------
                                                                                                      Potential Realizable Value
                                                                                                      at Assumed Annual Rates
                                                                                                      of Stock Price Appreciation
                                               Individual Grants                                          for Option Terms (2)
                             -----------------------------------------------------                    ---------------------------
                                Number of          % of Total
                               Securities           Options
                               Underlying          Granted To          Exercise or
                                Options           Employees in         Base Price       Expiration
        Name                  Granted (#)            2001                ($/Sh)*           Date        5%   ($)        10%   ($)
-----------------------      ------------        ------------          -----------     ------------   ---------        ----------
John F. Short                    0                   0%                    0                0              0               0

Douglas L. Cox (1)             1,800               1.5%                 $7.48            05/15/08         5,481         12,774

Frank J. Quirk                   0                   0%                    0                0              0               0

Michael T. Errecart              0                   0%                    0                0              0               0

Ruth R. Wolf (1)               1,000                .8%                 $7.48            05/15/08         3,045          7,096

_____________________

 * All options have an exercise price equal to or greater than the market price of the Common Stock on the date of grant.

(1) The options become exercisable in three equal annual installments beginning on May 15, 2002.

(2) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified compounded rates of appreciation on the Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

Stock Option Exercises and Holdings During 2001

     The following table sets forth information related to options exercised during 2001 by the Named Executive Officers and the number and value of options held at December 31, 2001 by such individuals. The Company does not have any plan pursuant to which SARs may be granted.

                      Aggregated Option Exercises in 2001
                    and Option Values at December 31, 2001
                    --------------------------------------

                                                         Number of Securities                  Value of
                                                              Underlying                 Unexercised In-the-Money
                          Shares          Value        Unexercised Options at                  Options at
                        Acquired On     Realized        December 31, 2001 (#)           December 31, 2001 ($)(1)
      Name              Exercise (#)       ($)       Exercisable   Unexercisable       Exercisable   Unexercisable
-----------------     ---------------  -----------  -------------  --------------     -------------  --------------
John F. Short              32,000       56,480         229,375         30,000             147,546           0

Douglas L. Cox               0            0             60,000          1,800             124,620           0

Frank J. Quirk               0            0               0               0                  0              0

Michael T. Errecart          0            0               0               0                  0              0

Ruth R. Wolf                 0            0               0             1,000                0              0

__________________
(1) The closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 2001 was $6.64

Employment Agreements

     Mr. Short has an employment agreement with the Company providing for an annual salary of $350,000 subject to increase with respect to each fiscal year during the term of the agreement, to be determined by the Compensation Committee of the Board of Directors. In addition, Mr. Short is eligible to receive additional incentive compensation as determined by the Compensation Committee of the Board of Directors. The agreement provides that in the event Mr. Short's employment is terminated by the Company without cause or Mr. Short terminates the employment for "cause" (as defined therein), in addition to his compensation through the date of such termination, he is to receive an immediate cash payment equal to two times his annual base compensation, unless such termination occurs within 24 months after a change in control (as defined therein), in which case Mr. Short shall receive an immediate cash payment equal to two and one-half times his annual base compensation.

     Mr. Cox has an employment agreement with the Company providing for an annual salary that is subject to increase with respect to each fiscal year during the term of the agreement to be determined by the Chief Executive Officer of the Company. In addition, Mr. Cox is eligible to receive additional incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

     Mr. Quirk has an employment agreement with the Company providing for an annual salary that is subject to increase with respect to each fiscal year during the term of the agreement to be determined by the Chief Executive Officer of the Company. In addition, Mr. Quirk is eligible to receive additional incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

     Mr. Errecart has an employment agreement with Macro International Inc. providing for an annual salary that is subject to increase with respect to each fiscal year during the term of the agreement to be determined by the Chief Executive Officer of the Company. In addition, Mr. Errecart is eligible to receive additional incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

     Ms. Wolf has an employment agreement with ORC ProTel, Inc. providing for an annual salary that is subject to increase with respect to each fiscal year during the term of the agreement to be determined by the Chief Executive Officer of the Company. In addition, Ms. Wolf is eligible to receive additional incentive compensation in accordance with short-term and/or long-term incentive compensation programs established by the Company from time to time.

Certain Relationships and Related Transactions

     For information regarding certain related party transactions, see "Compensation Committee Interlocks and Insider Participation," elsewhere in this proxy statement.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

Compensation Philosophy and Components

     The Company's compensation philosophy is established by the Committee, which consists of two independent directors.

     The Committee believes that leadership and motivation of the Company's executives are critical to establishing the Company's success both in the marketplace and as an investment for our stockholders. The Committee will ensure that the Company's executives are compensated in a manner that furthers the Company's business strategies and aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for the compensation program:

.. The Company will offer competitive total compensation that will attract the best talent, motivate individuals to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value.

.. The Company will maintain a significant portion of executive total compensation at risk, tied both to annual and long-term financial performance and the creation of stockholder value.

.. The Company will encourage executives to manage from the perspective of owners with equity stakes in the Company.

     The components of the Company's executive compensation program include a balanced mix of the following:

     Base compensation: this is established for each executive position based on job responsibilities, level of experience, individual contribution to the business, as well as analyses of competitive industry practice.

     Incentive compensation: this is established based on the factors listed above under base compensation, the completion of specific objectives, plus specific quantitative performance factors including, revenues and earnings growth, operating income as a percentage of revenues, and revenues and earnings relative to budgeted levels.

     Stock options: the Company uses stock options as a long-term, non-cash incentive to align the long-term interests of executive officers with those of the stockholders of the Company. Stock options are awarded at the market price of the Common Stock on the date of grant, vest over three years and expire seven years after the date of grant. Award sizes are based upon individual performance, level of responsibility and potential to make significant contributions to the Company.

     Benefits: it is the Company's intent to be competitive with, but not to exceed, the practices of other professional service firms regarding health, retirement and other benefit programs.

Compensation of the Chief Executive Officer in 2001

     The Committee awarded Mr. Short a base compensation of $395,000 in 2001. Due to the Company's results, Mr. Short was not awarded a bonus in 2001.

     The Committee's criteria for determining Mr. Short's compensation are driven by the competitive marketplace, the performance of Mr. Short and the Company and a desire to increase the relative proportion of variable, performance based, compensation to total compensation.

     The Committee has reviewed the compensation of other chief executive officers within the marketing services industry, and considered the effectiveness of Mr. Short in shaping the strategy, culture, discipline, and focus of the management team, his anticipation of market trends and adjustment of the Company's plans and investments, consistent with the maximization of long-term stockholder value.

Qualifying Executive Compensation for Deductibility under the Internal Revenue Code

     Beginning in 1994, Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to a corporation's chief executive officer and to each of the other four highest-paid executive officers unless this compensation qualifies as "performance-based." The Committee intends to take such actions as are appropriate to qualify compensation paid to executives for deductibility under the Code. Further, base salary and bonus levels are expected to remain well below the limitation in the foreseeable future.

Compensation Committee:

Stephen A. Greyser, D.B.A.
Dale J. Florio

                         REPORT OF THE AUDIT COMMITTEE

     The section below describes the oversight of the Company's financial reporting and auditing processes.

     Composition. The Audit Committee of the Board of Directors is composed of three independent directors, as defined by Rule 4200(a)(14) of the Nasdaq's listing standards, and operates under a written charter adopted by the Board of Directors. The charter was included in the Company's proxy statement dated April 28, 2000. The members of the Audit Committee are Lenard B. Tessler, John
J. Gavin and Professor Stephen A. Greyser, D.B.A.

     Responsibilities. Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to oversee these processes and the Company's internal audit activity and to recommend to the Board of Directors an accounting firm to be engaged as the Company's independent accountants. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are "independent" under applicable rules.

     Review with Management and Independent Accountants. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During the course of the year, the Audit Committee also reviewed the Company's accounting principles, the system of internal controls, the existence of any off-balance sheet or affiliate transactions, legal compliance, adherence to the Company's policies and procedures and approved the implementation of an internal audit program.

     The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held seven meetings during 2001.

     Summary. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

Audit Committee:

Lenard B. Tessler
John J. Gavin
Stephen A. Greyser, D.B.A.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total stockholder return on the Common Stock during the period commencing December 31, 1996 and ending December 31, 2001, with (a) Total Return Index Values for American Stock Exchange U.S. only stocks, (b) the cumulative total return of the Nasdaq Stock Market, and (c) S&P SmallCap 600 Index. In 2001 the Company's Common Stock began trading on the Nasdaq Stock Market and ceased trading on the American Stock Exchange. Therefore, the Company will now measure the performance of the Common Stock against the total return of the Nasdaq Stock Market as opposed to the Total Return Index Values for American Stock Exchange U.S. only stocks. The comparison assumes $100 was invested on December 31, 1996, in the Company's Common Stock and in each of the foregoing indices and assumes the reinvestment of dividends.

                                    [GRAPH]

                                      ------------------------------------------------------------------------
                                          12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------------------------------------
Opinion Research Corporation                 100.0       170.4       163.0       266.7       142.6       196.7
--------------------------------------------------------------------------------------------------------------
Amex Stock Market Total                      100.0       125.3       134.5       176.8       165.7       150.8
 Return Index - U.S. stocks
--------------------------------------------------------------------------------------------------------------
S&P SmallCap 600 Index                       100.0       125.6       123.9       139.3       155.8       165.9
--------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Total                    100.0       122.5       172.7       320.9       193.0       153.2
 Return Index
--------------------------------------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

Compensation of Directors

     For 2001, each director who was not an employee of the Company (an "independent director") was entitled to receive $15,000 per annum. In addition, each independent director was paid $5,000 for chairing a Committee, $1,500 for each Board meeting attended, and $1,250 for each Committee meeting attended.
All directors were entitled to be reimbursed for incidental travel expenses incurred in attending Board and Committee meetings.

     Pursuant to the 1997 Stock Incentive Plan, each independent director is automatically granted options to acquire the "formula number" of shares of Common Stock. The exercise price for these options is equal to the fair market value of the underlying shares on the date of grant. The options are non-qualified stock options.

     The independent directors' options become exercisable on the first anniversary of the date of grant provided the independent director is a member of the Board of Directors on that date. The "formula number" of the stock option grants for 2001 was 5,000 for each director. In addition, each director will be granted options to purchase an additional 5,000 shares of Common Stock for chairing a Committee.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee or the Stock Option Committee (Executive Officers) are executive officers of the Company or any of its subsidiaries.

     None of the executive officers of the Company serve on the Board of Directors of another entity, except that Mr. Short, along with Professor Greyser, serves on the Board of Directors of a joint venture established by the Company with a third party for the purpose of developing new products for the Company. The Company has a 43% interest in the joint venture but controls 50% of the voting shares. Neither Mr. Short nor Professor Greyser receives compensation for serving on the Board of Directors for the joint venture.

     Over several years, the Company has made loans to certain executive officers of the Company bearing an interest rate of 9.5%. Including accrued interest, the aggregate amount of indebtedness outstanding at December 31, 2001 was $155,650 due from Mr. Short.

     The Faculty Group, Inc., of which Professor Greyser is a principal, received from the Company $50,000 in consulting fees during 2001.

Committees and Meetings of the Board of Directors

     The business of the Company is managed under the direction of its Board of Directors, which meets regularly during the year to review significant developments affecting the Company and act on matters requiring the Board of Directors' approval. The Board of Directors met three times during the fiscal year ended December 31, 2001, took certain other actions by unanimous consent
and held periodic informal telephonic updates.   Every director attended all of
the meetings of the Board of Directors and all Committee members attended all of their respective Committee meetings, with the exception of one meeting of the Audit Committee that one director was unable to attend.

     The Board of Directors has established six standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, a Stock Option Committee (Executive Officers), a Stock Option Committee (Non-Executive Officers), and a Nominations Committee.

     The Executive Committee

     The Executive Committee was established to perform such duties as the Board of Directors may from time to time direct and, with certain limitations, to exercise the authority of the full Board of Directors. Mr. Short (Chairman) and Professor Greyser serve as members of the Executive Committee. The Executive Committee did not meet during 2001.

     The Audit Committee

     The Audit Committee is charged with reviewing the audited financial statements of the Company and making recommendations to the full Board of Directors on matters concerning the Company's audits and the selection of independent auditors. Mr. Tessler (Chairman), Mr. Gavin and Professor Greyser serve as members of the Audit Committee. The Audit Committee met seven times during 2001.

     The Compensation Committee

     The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. Professor Greyser (Chairman) and Mr. Florio serve as members of the Compensation Committee. The Compensation Committee met once during 2001.

     The Stock Option Committees

     The Stock Option Committee (Executive Officers) and the Stock Option Committee (Non-Executive Officers) together serve as the Committee described in the 1997 Stock Incentive Plan (the "Plan"). The Stock Option Committee (Executive Officers) administers the Plan solely with respect to persons who are directors or principal officers as defined in the Plan, and the Stock Option Committee (Non-Executive Officers) administers the Plan solely with respect to other persons. Professor Greyser (Chairman) and Mr. Florio serve as members of the Stock Option Committee (Executive Officers). Mr. Short served as the Stock Option Committee (Non-Executive Officers) in 2001. Both Stock Option Committees met once during 2001.

     The Nominations Committee

     The Nominations Committee was established to consider and make recommendations to the Board of Directors regarding Board qualifications, structure and membership. Professor Greyser (Chairman) and Mr. Short serve as members of the Nominations Committee. The Nominations Committee has not adopted any procedures whereby the Nominations Committee will consider nominees to the
Board of Directors suggested by the Company's stockholders.    The Nominations
Committee met once during 2001.

                             ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect two directors to hold office until the Annual Meeting of Stockholders to be held in 2005 and until their respective successors have been duly elected and qualified. Proxies executed on the enclosed form will be voted, in the absence of other instructions, "FOR" the election of the persons named below. Should the nominees become unavailable to accept nomination or election as a director, the persons named in the enclosed proxy will vote the shares which they represent for the election of such other person as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors. The nominees are currently serving as directors of the Company.

     The following sets forth certain information about each nominee:

     Mr. John F. Short, 57, was appointed Chief Executive Officer and Chairman of the Board of Directors in 1999. Mr. Short joined the Company and was appointed as its Chief Financial Officer in 1989. He joined the Board of Directors in 1991. Mr. Short was later appointed Vice Chairman in 1992 and President in 1998. Prior to joining the Company, Mr. Short served as the Chief Financial Officer of Hay Systems, Inc., a wholly owned subsidiary of the Hay Group.

     Professor Stephen A. Greyser, 67, has been a member of the Board of Directors since 1993. Professor Greyser is the Richard P. Chapman Professor (Marketing/Communications) Emeritus at Harvard Business School, where he has been on the faculty for over 35 years. Professor Greyser was associated with the Harvard Business Review for 35 years as an editor, research director, and Editorial Board Secretary and Chairman. Since 1972, Professor Greyser has been a Trustee of the Marketing Science Institute, a non-profit business-supported research center in marketing, and from 1972 through 1980 he served as its Executive Director. From 1985 through 1993, Professor Greyser served on the Board of Directors of the Public Broadcasting Service, where he was Vice Chairman from 1991 through 1993. Professor Greyser serves on the Board of Directors of the investment services firm Gruntal & Co. Professor Greyser received A.B., M.B.A., and D.B.A. degrees from Harvard University.

Directors whose present terms continue until 2003:

     Mr. Frank J. Quirk, 61, was elected to the Board of Directors in June 2000. Mr. Quirk joined the Company in 1999 with the acquisition of Macro International Inc. ("Macro"), where he served, and continues to serve, as the Chief Executive Officer since 1980. Under his direction Macro has grown from $3 million in
annual revenues to over $95 million today.   Mr. Quirk received his A.B. and
M.B.A. from Cornell University.

     Mr. James A. Bulvanoski, 56, was appointed to the Board of Directors in December 2000. Mr. Bulvanoski served as the Chief Executive Officer of SPT Electric Supply Company, a wholly owned subsidiary of Westburne Industries, for 2001. From 1984 through the sale of SPT Electric Supply Company in 2000, Mr. Bulvanoski was its President and majority owner. At the time of its sale, SPT Electric Supply Company was ranked in the top 250 electrical distributors in the United States. Before joining SPT, Mr. Bulvanoski served as Vice President and Controller for American Cellular Network Corporation from 1981 to 1984. Mr. Bulvanoski is a certified public accountant and received an M.B.A. from Rutgers University.

Directors whose present terms continue until 2004:

     Mr. Lenard B. Tessler, 49, joined the Board of Directors in July 1997. Mr. Tessler is a Managing Director of Cerberus Capital Management, L.P., a New York based investment management firm, which he joined in May 2001. Prior to joining Cerberus he was a founding partner of TGV Partners, a private investment partnership formed in April 1990. Mr. Tessler served as Chairman of the Board of Empire Kosher Poultry from 1994 to 1997, after serving as its President and Chief Executive Officer from 1992 to 1994. Before founding TGV Partners, Mr. Tessler was a founding partner of Levine, Tessler, Leichtman & Co., a leveraged buyout firm formed in 1987. From 1982 to 1987, Mr. Tessler was a founder, director and executive vice president of Walker Energy Partners, a publicly traded master limited partnership in the oil and gas industry, and subsequently he served as an independent financial consultant to financially troubled companies in that industry. Prior thereto, Mr. Tessler practiced accounting in New York specializing in tax. Mr. Tessler received an M.B.A. from Fairleigh Dickinson University. Mr. Tessler currently serves as a member of the board of directors of G&G Retail Holdings, Inc., Garfield & Marks Designs, Ltd., Inc. and Meridian Rail LLC.

     Mr. Dale J. Florio, 47, was appointed to the Board of Directors in July 1999. Mr. Florio is an attorney and co-founder of the Princeton Public Affairs Group, a firm specializing in public relations, public affairs, and government relations. Immediately prior to co-founding the Princeton Public Affairs Group in 1987, Mr. Florio was responsible for managing Philip Morris' state and local government affairs program throughout all 50 states. Before joining Philip Morris, Mr. Florio served as federal public affairs representative with the National Association of Manufacturers and as an administrative assistant to a member of the New Jersey General Assembly. Mr. Florio received a law degree from Seton Hall Law School.

Directors elected by the Series B Preferred Stockholders:

     Mr. Seth J. Lehr, 45, was elected to the Board of Directors by the Series B Preferred Stockholders in October 2000 pursuant to the terms of the Opinion Research Corporation Designation of Series B Preferred Stock. Mr. Lehr is a founding partner of LLR Equity Partners, L.P., a $260 million private equity fund founded in 1999. Prior to forming LLR, Mr. Lehr was a Managing Director and group head of the investment banking division of Legg Mason Wood Walker from 1992 to 1999. Mr. Lehr currently serves on the Board of Directors of various companies, including ICT Group, Inc., Welocalize, Inc., Weathervane Retail Stores, Inc., and Gordman's, Inc. Mr. Lehr is involved in a number of charitable activities and has served on various community boards. Mr. Lehr received his B.S. and M.B.A. from the Wharton School of the University of Pennsylvania.

Mr. John J. Gavin, 46, was elected to the Board of Directors by the Series B Preferred Stockholders in October 2000 pursuant to the terms of the Opinion Research Corporation Designation of Series B Preferred Stock. Mr. Gavin is President and Chief Operating Officer of Right Management Consultants, Inc. Right Management Consultants, Inc. is the world's largest career management and outplacement firm with revenues in excess of $200 million. Mr. Gavin joined Right Management Consultants, Inc. in 1996 as Executive Vice President. Prior to joining Right Management Consultants, Inc., Mr. Gavin was a Partner with Andersen Worldwide. Mr. Gavin joined Andersen Worldwide in 1978 and was made Partner in 1990. Mr. Gavin serves on the Board of Directors of Right Management Consultants, Inc., the Global Health Ministry, and is on the Advisory Board of Temple University's School of Business. Mr. Gavin is a certified public accountant and a graduate of Temple University.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
            STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ABOVE PROPOSAL

  PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION INCREASING AUTHORIZED COMMON
                  STOCK FROM 10,000,000 TO 20,000,000 SHARES

     The Board of Directors has unanimously approved, and recommends that the stockholders approve, the amendment to the Company's Restated Certificate of Incorporation to authorize the issuance of up to 20,000,000 shares of common stock. The Company's Restated Certificate of Incorporation currently authorizes the issuance of up to 10,000,000 shares of common stock.

     On March 15, 2002 the Company had 10,000,000 authorized shares of common stock, $.01 par value, of which (i) 5,898,085 shares were issued and outstanding (net of treasury shares); (ii) 900,000 shares were reserved for issuance pursuant to the Company's existing stock purchase plans; (iii) 1,625,000 were reserved for issuance pursuant to the Company's 1997 Stock Incentive Plan; and
(iv) 1,442,529 shares were reserved for issuance pursuant to various outstanding warrants. If no action is taken to increase the authorized common stock, based on the number of shares currently outstanding, the Company would be able to issue no more than 134,386 additional shares of common stock after excluding shares reserved for issuance. If the proposal to increase the authorized number of shares is approved by the stockholders, the Company will have 10,134,386 unissued and unreserved shares of common stock available for issuance in the future. The additional shares of common stock will have identical rights to the currently outstanding shares of common stock, and the adoption of the proposed amendment would not affect the rights of the holders of the currently outstanding common stock.

     The Board of Directors is of the opinion that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company and its Stockholders. The Board of Directors believes that the Company should have sufficient authorized shares for issuance in connection with possible future stock splits, stock dividends, financings, joint ventures, acquisitions and other general corporate purposes. Other than as described above, however, there are no existing plans, understandings or agreements for the issuance of any shares of Common Stock. If the amendment is adopted by the Company's stockholders, the Board of Directors will have the authority to issue shares of Common Stock without the necessity of further stockholder action, except as may be required by law. The proposed amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in the Company's Restated Certificate of Incorporation or Bylaws in effect on the date of this Proxy Statement. Although the amendment was proposed for business and financial considerations, stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company, or the Board of Directors, more difficult or time consuming. The Company has no present intention to use the increased authorized common stock for anti-takeover purposes.

     If the proposal to increase the authorized common stock is approved by the stockholders, the Company will file an amendment to its Restated Certificate of Incorporation with the Delaware Secretary of State in order to affect the increase in authorized common stock. Holders of the common stock have no preemptive rights with respect to any shares that may be issued in the future.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                THE STOCKHOLDERS VOTE "FOR" THE ABOVE PROPOSAL.

          PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the stockholders, the Board of Directors has appointed the firm of Ernst & Young LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. The Board of Directors has determined to request the stockholders to ratify the appointment, although stockholder ratification is not required. If the stockholders do not ratify the appointment, the Board of Directors may consider the appointment of a new independent auditor but will not be obligated to do so.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to answer appropriate questions of stockholders.

Audit Fees

     Ernst & Young LLP billed the Company $179,000 for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year.

Financial Information Systems Design and Implementation Fee

     Ernst & Young LLP did not bill the Company any fees for financial information systems design and implementation services rendered for the fiscal year ended December 31, 2001.

All Other Fees

     Ernst & Young LLP billed the Company a total of $49,400 for additional auditing services and $158,860 for non-audit services primarily related to tax compliance and tax consulting services for the fiscal year ended December 31, 2001.

     The Audit Committee has considered whether the provision of services other than audit services by Ernst & Young LLP is compatible with maintaining its independence.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE
               APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
                             INDEPENDENT AUDITORS

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2003 must be received by December 30, 2002 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that Meeting. Stockholder proposals should be directed to Douglas L. Cox, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

     A stockholder of the Company may wish to have a proposal presented at the Annual Meeting of Stockholders in 2003, but not to have such proposal included in the Company's Proxy Statement and Form of Proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address set forth on the first page of this Proxy Statement by March 14, 2003 then such proposal shall be deemed "untimely" for purposes of Rule 14a-5(e) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                            SOLICITATION OF PROXIES

     The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expenses of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                          ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written requests should be directed to Douglas L. Cox, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         OPINION RESEARCH CORPORATION

     The undersigned, a holder of Common Stock of OPINION RESEARCH CORPORATION (the "Company"), hereby constitutes and appoints JOHN F. SHORT and DOUGLAS L. COX, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 14, 2002 at 10:00 a.m., at 23 Orchard Road, Skillman, New Jersey, and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as follows:

1.   [_]  FOR the two nominees for director listed below.
     [_] WITHHOLD AUTHORITY to vote for both nominees for director listed below.
     [_] FOR both nominees for director listed below, EXCEPT WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHOSE NAME IS LINED THROUGH.

          Nominees: John F. Short and Stephen A. Greyser

2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

     [_]  FOR                       [_] AGAINST                  [_]  ABSTAIN

3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002

     [_]  FOR                       [_] AGAINST                  [_]  ABSTAIN

4.   To vote on such other business as may properly come before the meeting.

     Unless otherwise specified, the shares will be voted "FOR" the election of both nominees for director and "FOR" the other proposals as previously set forth. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

--------------------------------------------------------------------------------
                    (Please date and sign on reverse side)

                          (Continued from other side)

     THE UNDERSIGNED HEREBY ACKNOWLEGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF OPINION RESEARCH CORPORATION.

     [_]  I plan to attend the Annual Meeting

                                    Date:  ______________________, 2002


                                    _______________________________
                                    Signature of Stockholder


                                    _______________________________
                                    Signature of Stockholder

NOTE: Please sign this proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.


     Please sign, date and return in the enclosed postage-prepaid envelope.